CALCULATION EXHIBIT FOR ENTERPRISE EXECUTIVE ADVANTAGE

ASSUMPTIONS:

UNISEX, ISSUE AGE 50, AUTOMATIC ISSUE NONSMOKER

FACE AMOUNT OF 1,600,000.00

CASH VALUE ACCUMULATION TEST, LEVEL DB OPTION, ENHANCED NSP CORRIDOR

PLANNED ANNUAL PREMIUM OF 102,352.00

USING CURRENT CHARGES, 6.00% GROSS INTEREST RATE

THE FOLLOWING IS A DETAILED REPRESENTATION OF THE MONTHLY PROCESSING DURING POLICY YEAR 5:

                                                          BEGINNING                                               MORTALITY
                                                          OF MONTH     GROSS                             COST OF  & EXPENSE
                                                   POLICY   CASH      PREMIUM    PREMIUM  ADMIN  RIDER  INSURANCE   RISK
POLICY YEAR                                        MONTH    VALUE      PAID       LOAD    CHARGE CHARGE  CHARGE    CHARGE
-----------                                        ------ ---------- ---------- --------- ------ ------ --------- ---------
5.................................................    1   389,369.03 102,352.00 10,235.20  5.50   0.00   606.67    300.55
5.................................................    2   482,511.88       0.00      0.00  5.50   0.00   606.44    301.19
5.................................................    3   483,541.65       0.00      0.00  5.50   0.00   606.21    301.83
5.................................................    4   484,575.16       0.00      0.00  5.50   0.00   605.98    302.48
5.................................................    5   485,612.43       0.00      0.00  5.50   0.00   605.74    303.13
5.................................................    6   486,653.47       0.00      0.00  5.50   0.00   605.50    303.78
5.................................................    7   487,698.29       0.00      0.00  5.50   0.00   605.26    304.43
5.................................................    8   488,746.91       0.00      0.00  5.50   0.00   605.02    305.09
5.................................................    9   489,799.35       0.00      0.00  5.50   0.00   604.78    305.74
5.................................................   10   490,855.61       0.00      0.00  5.50   0.00   604.53    306.40
5.................................................   11   491,915.73       0.00      0.00  5.50   0.00   604.28    307.07
5.................................................   12   492,979.71       0.00      0.00  5.50   0.00   604.03    307.73

                                                                END OF                          END OF      END OF
                                                      NET       MONTH              OUTSTANDING   MONTH       MONTH
                                                   INVESTMENT    CASH    SURRENDER    LOAN     CASH SURR     DEATH
POLICY YEAR                                         EARNINGS    VALUE     CHARGE     BALANCE     VALUE      BENEFIT
-----------                                        ---------- ---------- --------- ----------- ---------- ------------
5.................................................  1,938.76  482,511.88   0.00       0.00     482,511.88 1,600,000.00
5.................................................  1,942.90  483,541.65   0.00       0.00     483,541.65 1,600,000.00
5.................................................  1,947.05  484,575.16   0.00       0.00     484,575.16 1,600,000.00
5.................................................  1,951.22  485,612.43   0.00       0.00     485,612.43 1,600,000.00
5.................................................  1,955.40  486,653.47   0.00       0.00     486,653.47 1,600,000.00
5.................................................  1,959.60  487,698.29   0.00       0.00     487,698.29 1,600,000.00
5.................................................  1,963.81  488,746.91   0.00       0.00     488,746.91 1,600,000.00
5.................................................  1,968.04  489,799.35   0.00       0.00     489,799.35 1,600,000.00
5.................................................  1,972.29  490,855.61   0.00       0.00     490,855.61 1,600,000.00
5.................................................  1,976.55  491,915.73   0.00       0.00     491,915.73 1,600,000.00
5.................................................  1,980.82  492,979.71   0.00       0.00     492,979.71 1,600,000.00
5.................................................  1,985.11  494,047.56   0.00       0.00     494,047.56 1,600,000.00

THE FOLLOWING IS A DESCRIPTION OF EACH COLUMN OF THE DETAILED REPRESENTATION:

POLICY YEAR

The policy year is assumed to be 5, as described above.

POLICY MONTH

The policy month ranges from 1 through 12, to describe the monthly processing that occurs throughout the policy year.

BEGINNING OF MONTH CASH VALUE

The beginning of month cash value (BOM CV) in each current month is equal to the end of month cash value from each previous month. This demonstration assumes that the cash value is comprised of variable account cash value only; no fixed account cash value or loan account cash value are present.

GROSS PREMIUM PAID

The gross premium paid is the planned ANNUAL premium of 102,352.00 as described above.

PREMIUM LOAD

The premium load is the sum of the sales charge and premium tax as described in the Transaction Fees table. For year 5, this sum is 10.00% of gross premium paid up to target premium, and 3.00% of gross premium paid in excess of target premium. With a target premium of 102,351.96 in year 5 month 1, the premium load is therefore 10.00% x 102,351.96 + 3.00% x 0.04 = 10,235.197.

ADMIN CHARGE

The admin charge is the sum of the Policy Fee and the Administrative Charge (per 1000) multiplied by the face amount divided by 1000 as described in the Periodic Fees table (although the Administrative Charge (per 1000) listed in the Periodic Fees table is rounded to 2 places, whereas the exact charge is used here). In year 5, this sum is therefore 5.50 + (0.000 x 1,600,000.00 / 1,000) = 5.50.

RIDER CHARGE

The rider charge is the sum of all of the charges for riders present, except for the Waiver of Monthly Deduction Rider (WMD). The WMD is calculated after the Cost of Insurance Charge because it uses that charge in its calculation. This illustration assumes no riders (including WMD) are present; the rider charge (as well as WMD charge) is therefore 0.00. A list of available riders can be found in the Rider Fees Table.

COST OF INSURANCE CHARGE

The cost of insurance (COI) charge is the product of the monthly COI rate and the net amount at risk (NAR). The NAR is the difference between the death benefit (DB) and the cash value (floored at 0), both at the time that the NAR is calculated. There are 12 different DB options:

   (Enh = Enhanced, ROP = Return Of Premiums)

level DB option, guideline premium    IRS corridor: DB = Max (face amount       ,           cash value x IRS Corridor
                   test,                                                                                   Factor)


level DB option, guideline premium    Enh corridor: DB = Max (face amount       ,           cash value x Enh Corridor
                   test,                                                                                   Factor)


increasing DB    guideline premium    IRS corridor: DB = Max (face amount + cash value      cash value x IRS Corridor
  option,          test,                                                    (floored at 0),                Factor)



increasing DB    guideline premium    Enh corridor: DB = Max (face amount + cash value      cash value x Enh Corridor
  option,          test,                                                    (floored at 0),                Factor)



level + ROP DB   guideline premium    IRS corridor: DB = Max (face amount + ROP      ,      cash value x IRS Corridor
  option,          test,                                                                                   Factor)


level + ROP DB   guideline premium    Enh corridor: DB = Max (face amount + ROP      ,      cash value x Enh Corridor
  option,          test,                                                                                   Factor)


level DB option, cash value           NSP corridor: DB = Max (face amount       ,           cash value x NSP
                   accumulation test,                                                                      Corridor
                                                                                                           Factor)



level DB option, cash value           Enh NSP corridor:  Max (face amount       ,           cash value x Enh NSP
                   accumulation test,   DB =                                                               Corridor
                                                                                                           Factor)



increasing DB    cash value           NSP corridor: DB = Max (face amount + cash value      cash value x NSP
  option,          accumulation test,                                       (floored at 0),                Corridor
                                                                                                           Factor)



increasing DB    cash value           Enh NSP corridor:  Max (face amount + cash value      cash value x Enh NSP
  option,          accumulation test,   DB =                                (floored at 0),                Corridor
                                                                                                           Factor)



level + ROP DB   cash value           NSP corridor: DB = Max (face amount + ROP      ,      cash value x NSP
  option,          accumulation test,                                                                      Corridor
                                                                                                           Factor)



level + ROP DB   cash value           Enh NSP corridor:  Max (face amount + ROP      ,      cash value x Enh NSP
  option,          accumulation test,   DB =                                                               Corridor
                                                                                                           Factor)


At the time that the NAR is calculated, the face amount is comprised of those attributable to the base policy and the Adjustable Term Insurance Rider if the rider face amount is included with the base face when determining the corridor death benefit. It is divided by a monthly discount factor which is calculated based upon the guaranteed interest rate. The guaranteed interest rate is 4.00%, so the monthly discount factor is calculated as follows:

   monthly discount factor = (1 + guaranteed interest rate) ^ (1/12)

   monthly discount factor = (1 + 4.00%) ^ (1/12)

   monthly discount factor = 1.0032737397822

The NAR is:

                          NAR = death benefit - Max (0, cash value)

and finally the COI charge is:

                   COI charge = [monthly COI rate / (1 - monthly COI rate)] x
                                NAR

For example, in year 5 month 1, we have the following:

level DB option, cash value accumulation test, Enh NSP corridor face amount =  1,600,000.00

                  cash value =  BOM CV + Gross Premium Paid - Premium Load -
                                  Admin Charge - Rider Charge

                  cash value =  389,369.03381926 + 102,352.00 - 10,235.197 -
                                  5.50 - 0.00

                  cash value =  481,480.33661926

     Enh NSP Corridor Factor =  2.27

     monthly discount factor =  1.0032737397822

            monthly COI rate =  0.0005446

                          DB =  Max (face amount / monthly discount factor,
                                  cash value x Enh NSP Corridor Factor)

                          DB =  Max (1,600,000.00 / 1.0032737397822,
                                  481,480.33661926 x 2.27)

                          DB =  Max (1,594,779.10818970, 1,093,117.87)

                          DB =  1,594,779.10818970

                         NAR =  DB - Max (0, cash value)

                         NAR =  1,594,779.10818970 - Max (0, 481,480.33661926)

                         NAR =  1,594,779.10818970 - 481,480.33661926

                         NAR =  1,113,298.77157044

                  COI charge =  [monthly COI rate / (1 - monthly COI rate)] x
                                  NAR

                  COI charge =  [0.0005446 / (1 - 0.0005446)] x
                                  1,113,298.77157044

                  COI charge =  606.67003368

MORTALITY & EXPENSE RISK CHARGE

The mortality & expense (M&E) risk charge is a percentage of the sum of the variable account cash value and the loan account cash value at the time that the charge is deducted. This demonstration assumes that all cash value is comprised of variable account cash value only. The annual percentages are described in the Periodic Fees table. The monthly percentages are 1/12th of the annual percentages. For example, in year 5 month 1, the percentage is 0.75% and the cash value at the time that the charge is deducted is:

    Cash Value = BOM CV + Gross Premium Paid - Premium Load - Admin
                   Charge - Rider Charge - Cost Of Insurance Charge

    Cash Value = 389,369.03381926 + 102,352.00 - 10,235.197 - 5.50 - 0.00 -
                   606.67003368

    Cash Value = 480,873.66658558

The mortality & expense risk charge is therefore 0.75%/12 x 480,873.66658558 = 300.54604162.

NET INVESTMENT EARNINGS

The net investment earnings represent the policy performance of the cash value. The cash value is actually tracked separately for each sub-account that has invested cash value, as well as for a loan fund if any loan balance is present. This demonstration assumes fund performance across all funds to average a gross annual interest rate of 6.00% and an investment management fee of 1.00%.

To calculate the annual net interest rate (used to calculate the net investment earnings), given the annual gross interest rate and the investment management fee, we use the following:

      annual net interest rate = ROUND{([ {(1+I)^(1/365)} x {1-(IMF/365)} ]
                                   ^ 365) - 1, 4}

             where:

               I = annual gross interest rate

             IMF = investment management fee

For I = 6.00% and IMF = 1.00%, we have:

      annual net interest rate = ROUND{([ {(1+I)^(1/365)} x {1-(IMF/365)} ]
                                   ^ 365) - 1, 4}

      annual net interest rate = ROUND{([ {(1+6.00%)^(1/365)} x
                                   {1-(1.00%/365)} ] ^ 365) - 1, 4}

      annual net interest rate = ROUND{([ {(1.06)^(1/365)} x {1-0.00002740} ]
                                   ^ 365) - 1, 4}

      annual net interest rate = ROUND{([ 1.00015965 x 0.99997260 ] ^ 365) -
                                   1, 4}

      annual net interest rate = ROUND{(1.00013225 ^ 365) - 1, 4}

      annual net interest rate = ROUND{(1.04945268 - 1, 4}

      annual net interest rate = ROUND{0.04945268, 4}

      annual net interest rate = 0.0495

which expressed as a percentage is 4.95%.

To calculate the net investment earnings for the month, we calculate the product of the cash value at the time the net investment earnings is calculated and the monthly net interest rate.

The cash value at the time the net investment earnings is calculated is:

                    cash value = BOM CV + Gross Premium Paid - Premium Load -
                                   Admin Charge - Rider Charge - COI Charge -
                                   M&E Risk Charge

The monthly net interest rate is not simply 1/12th of the annual net interest rate, but rather we use a compound formula to solve:

     monthly net interest rate = [(1 + annual net interest rate) ^ (1/12)] - 1 monthly net interest rate = [(1 + 0.0495) ^ (1/12)] - 1

     monthly net interest rate = [1.0495 ^ (1/12)] - 1

     monthly net interest rate = 1.0040343 - 1

     monthly net interest rate = 0.0040343

For example, in year 5 month 1, we have the following:

                    cash value = BOM CV + Gross Premium Paid - Premium Load -
                                   Admin Charge - Rider Charge - COI Charge -
                                   M&E Risk Charge

                    cash value = 389,369.03381926 + 102,352.00 - 10,235.197 -
                                   5.50 - 0.00 - 606.67003368 - 300.54604162

                    cash value = 480,573.12054397

       net investment earnings = cash value x monthly net interest rate net investment earnings = 480,573.12054397 x 0.0040343

       net investment earnings = 1,938.76214284

END OF MONTH CASH VALUE

The end of month cash value (EOM CV) is simply:

  EOM CV = BOM CV + Gross Premium Paid - Premium Load - Admin Charge - Rider
             Charge - COI Charge - M&E Risk Charge + Net Investment Earnings

In year 5 month 1, we have:

  EOM CV = BOM CV + Gross Premium Paid - Premium Load - Admin Charge - Rider
             Charge - COI Charge - M&E Risk Charge + Net Investment Earnings

  EOM CV = 389,369.03381926 + 102,352.00 - 10,235.197 - 5.50 - 0.00 -
             606.67003368 - 300.54604162 + 1,938.76214284

  EOM CV = 482,511.88268680

SURRENDER CHARGE

No surrender charge exists. However, upon a mid-policy month surrender, the policyholder receives the unearned portion of the COI charge in addition to the fund value:

COIRefund = BeginningOfMonthCOICharge x ( 1 - ( # days since monthiversary / # days in policy month) )

If the policy is surrendered in the first or second year, the policyholder will also receive a refund of all but 2% of the actual premium load deducted during the first year (including all payments prior to the first anniversary). This refund is available only on total surrender and not upon a 1035 exchange. This refund is currently equal to 8% of premium paid in the first year up to target and 1% of premium paid in the first year above target. This refund is based on target premium in the first policy year (which may be different than target premium at time of surrender). After the second year no refund will be made.

If the Enhanced Surrender Value Rider is attached to the policy, the return of sales load provision described above will not apply. Instead, if the policy is surrendered within seven years after the Date of Policy, in addition to any Net Cash Value, we will refund part of the cumulative Expense Charge paid under the Policy and part of the cost of term insurance charges deducted in the current Policy Year, as shown below. However, we will not pay this refund if the full cash withdrawal is related to a 1035 exchange.

                                 Portion of              Portion of
      Policy Year of         Cumulative Expense      Cost of Insurance
      Full Cash Withdrawal Charge to be Refunded* Charges to be Refunded**
      -------------------- ---------------------- ------------------------
          1...............           100%                     75%
          2...............            90%                     50%
          3...............            75%                     25%
          4...............            60%                   None
          5...............            45%                   None
          6...............            30%                   None
          7...............            15%                   None
          8 and later.....          None                    None
--------
* The percent shown is applied to the cumulative expense charge exclusive of the charge for this Rider.
** The percent shown is applied to the cost of insurance (base plan and term rider) charges deducted during the Policy Year in which the full cash withdrawal occurs.

The amount of this refund is not available for policy loans or partial cash withdrawals and has no effect on the determination of the grace period described in the Policy.

In year 5 month 1, the surrender charge is 0.00000.

OUTSTANDING LOAN BALANCE

The outstanding loan balance represents the amount of cash value loaned, including loan charged interest as described in the Periodic Fees table. This illustration assumes no loans have been taken; the outstanding loan balance is therefore 0.00.

END OF MONTH NET CASH VALUE

The end of month net cash value (EOM NCV) is the end of month cash value net of surrender charge and outstanding loan balance. That is:

   EOM NCV = EOM CV - surrender charge - outstanding loan balance

In year 5 month 1, we have:

   EOM NCV = EOM CV - surrender charge - outstanding loan balance

   EOM NCV = 482,511.88268680 - 0.00000 - 0.00

   EOM NCV = 482,511.88268680

END OF MONTH DEATH BENEFIT

The end of month death benefit (EOM DB) is calculated based upon the DB option. The DB options are as follows:

   (Enh = Enhanced, ROP = Return Of Premiums)

level DB option, guideline premium IRS corridor:          Max (face amount     ,             cash value x IRS Corridor
                   test,             DB =                                                                   Factor)


level DB option, guideline premium Enh corridor:          Max (face amount     ,             cash value x Enh Corridor
                   test,             DB =                                                                   Factor)

increasing DB    guideline premium IRS corridor:          Max (face amount + cash value      cash value x IRS Corridor
  option,          test,             DB =                                    (floored at 0),                Factor)

increasing DB    guideline premium Enh corridor:          Max (face amount + cash value      cash value x Enh Corridor
  option,          test,             DB =                                    (floored at 0),                Factor)

level + ROP DB   guideline premium IRS corridor:          Max (face amount + ROP      ,      cash value x IRS Corridor
  option,          test,             DB =                                                                   Factor)

level + ROP DB   guideline premium Enh corridor:          Max (face amount + ROP      ,      cash value x Enh Corridor
  option,          test,             DB =                                                                   Factor)

level DB option, cash value        NSP corridor:          Max (face amount       ,           cash value x NSP Corridor
                   accumulation      DB =                                                                   Factor)
                   test,

level DB option, cash value        Enh NSP                Max (face amount       ,           cash value x Enh NSP Corridor
                   accumulation      corridor: DB =                                                         Factor)
                   test,

increasing DB    cash value        NSP corridor:          Max (face amount + cash value      cash value x NSP Corridor
  option,          accumulation      DB =                                    (floored at 0),                Factor)
                   test,

increasing DB    cash value        Enh NSP corridor: DB = Max (face amount + cash value      cash value x Enh NSP Corridor
  option,          accumulation                                              (floored at 0),                Factor)
                   test,

level + ROP DB   cash value        NSP corridor:          Max (face amount + ROP      ,      cash value x NSP Corridor
  option,          accumulation      DB =                                                                   Factor)
                   test,

level + ROP DB   cash value        Enh NSP corridor: DB = Max (face amount + ROP      ,      cash value x Enh NSP Corridor
  option,          accumulation                                                                             Factor)
                   test,

The face amount is the same as that used to calculate the NAR in the COI charge.

If the Adjustable Term Insurance Rider is present and the rider face amount is excluded from the base face when determining the corridor death benefit, the face amount attributable to that rider is added to the DB.

The DB is actually the gross DB, before the reduction of any outstanding loan balance. The EOM DB is therefore:

                        EOM DB = DB - outstanding loan balance

In year 5 month 1, we have:

           level DB option, cash value accumulation test, Enh NSP Corridor face amount = 1,600,000.00

           cash value = EOM CV = 482,511.88268680

       Enh NSP Corridor Factor = 2.27

                            DB = Max (face amount, cash value x Enh NSP
                                   Corridor Factor)

                            DB = Max (1,600,000.00, 482,511.88268680 x 2.27)

                            DB = Max (1,600,000.00, 1,095,459.81246327)

                            DB = 1,600,000.00

                        EOM DB = DB - outstanding loan balance

                        EOM DB = 1,600,000.00 - 0.00

                        EOM DB = 1,600,000.00